UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 26, 2008
Date of Report (Date of earliest event reported)
PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067

(Address of principal executive offices)	(Zip Code)
(940) 325-3301
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.06 Material Impairments
9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Press release dated July 11, 2008

Item 2.06.     Material Impairments

FINRA Arbitration Claim and Suit against UBS Financial Services

            On June 26, 2008, Phazar Corp (the “Company”) filed a claim in arbitration against UBS Financial Services, Inc. (“UBS”) with the Financial Industry Regulatory Authority, Inc. (“FINRA” formerly called the NASD) for fraud, breach of fiduciary duty, breach of contract and negligence in connection with the sale by UBS to the Company of certain “auction rate securities” in the aggregate principal amount of $2,650,000 (the “auction rate securities”).  Auction rate securities are typically either municipal (tax free) or corporate (taxable) long term fixed income securities which are purchased and sold on a short term basis at periodic “auctions” held every 7, 28 or 35 days.  The auctions provide a liquid market for the auction rate securities and also serve the purpose of “resetting” the short term interest rate to be paid to the holder of these securities.  The short term interest rates tend to be higher than rates paid on funds invested in money market accounts.  Auction rate securities are cash equivalents because of the liquidity provided by the periodic auctions.

            The Company filed this arbitration proceeding because the Company invested its liquid assets in auction rate securities based on the fact that UBS repeatedly made material false representations to the Company that the auction rate securities it purchased from UBS were safe, liquid investments, the equivalent of cash and a prudent investment for the Company’s cash.  UBS falsely represented that the auction markets were stable and that the Company could liquidate its investment in the auction rate securities on any auction date, making the auction rate securities the equivalent of cash.  In February 2008, with no prior notice to the Company, UBS unilaterally abandoned the auction markets and allowed the auctions of auction rate securities it had sold to the Company to fail.  According to UBS, the continued failure of the auctions has resulted in the Company’s auction rate securities becoming illiquid long term fixed income investments.  The Company seeks, among other relief, rescission of its purchases of the auction rate securities and restoration in cash of its entire $2,650,000 investment in the auction rate securities it purchased from UBS.

            On June 27, 2008, the Company also filed an action against UBS in the 348th Judicial District Court of Tarrant County, Texas (the “Injunctive Action”).  In the Injunctive Action, the Company seeks injunctive relief prohibiting UBS from denying the Company access to the $2,650,000 in cash the Company invested in auction rate securities based on the express representation of UBS that the auction rate securities were liquid and safe cash alternatives.  The Injunctive Action was brought because the Company has been put in the position of being denied access to its cash based on the unilateral actions of UBS in violation of its repeated representations that the money invested in the auction rate securities the Company purchased from UBS was safe and liquid.  While UBS now tells the Company that it should classify these auction rate securities as long term fixed income municipal bonds, the Company did not agree to invest its cash in long term fixed income municipal bonds.  The Company always intended that its cash be invested in short term liquid cash equivalents such as the auction rate securities that UBS repeatedly represented to be short term liquid cash alternatives.  The Company never intended that its cash, which could have been safely invested in money market funds, be invested in long term illiquid investments.

            For the period March 2006 until March 2008, the auction rate securities UBS sold to the Company performed as UBS represented they would, as liquid short term cash equivalents.  During this period, the auction rate securities were listed on the UBS brokerage account statements as “cash alternatives” every month, were valued at their face value every month, were bought and sold for their face value plus accrued interest each time they were bought or sold.  During this period, the auction rate securities UBS sold to the Company provided the Company the liquidity it sought.

            In the UBS brokerage account statement for April 2008, the auction rate securities held in the Company’s UBS account were classified as cash alternatives.  For the first time, in the May 2008 monthly statement, which the Company received in June 2008, UBS classified the auction rate securities as fixed income investments.  The Company never intended to invest its cash in long term fixed income investments and, based on UBS’ express representations, always considered the auction rate securities to be current assets.  Because of the actions of UBS, the Company's cash position has been substantially impaired.  The Company believes the impairment is temporary.

Possible Change in Fair Value of Our Auction Rate Securities

The Company’s auction rate securities investments consist of (i) $1,050, 000 in Massachusetts Education Finance Authority Educational Loan Revenue Bonds with a current yield of 3.98% that mature on January 1, 2036 and (ii) $1,600,000 in Massachusetts Education Finance Authority Educational Loan Revenue Bonds with a current yield of 4.09% that mature on January 1, 2038 (collectively the “Massachusetts Education Authority Bonds”).  These Massachusetts Education Authority Bonds are insured by AMBAC against any default in the prescribed payment of principal and interest and are rated by Moody AA3 and by S&P AA.  To date the Company has received all scheduled interest payments on its Massachusetts Education Authority Bonds.

As noted above, UBS has continued to abandon the auctions for auction rate securities, including the Massachusetts Education Authority Bonds.  As a result, the periodic auctions for these auction rate securities have continued to fail.  The Company’s Audit Committee has determined that UBS’ abandonment of the auction markets and the resulting auction failures have caused a temporary unrealized loss in the value of the Company’s Massachusetts Education Authority Bonds.  The Company expects to report the amount of the unrealized loss in the value of its Massachusetts Education Authority Bonds in its consolidated financial statements for the fiscal year ended May 31, 2008.  The Audit Committee does not anticipate that this temporary unrealized loss will have a material adverse effect on the Company's statement of operations.  The Company expects to release its year end consolidated financial statements by the end of August 2008.

We Have Sufficient Available Cash to Fund Our Operations

                Phazar Corp owns the Massachusetts Education Authority Bonds.  Phazar Corp is a holding company and does not itself have any operations.  Substantially all of its operations are conducted through Phazar Corp’s wholly owned subsidiary, Antenna Products Corporation.  Antenna Products Corporation has approximately $2,000,000 in cash and 90-day Certificates of Deposit to fund its operations.  In addition, Antenna Products Corporation has an available, unused $1,000,000 line of credit from its bank that it may draw upon to fund operations, if necessary. Antenna Products Corporation has not had to draw down on the line of credit to assist in funding its operations for over two years.  We believe that Antenna Products has more than sufficient cash on hand to fund its current operations.

Item 9.01.     Financial Statements and Exhibits

      (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 11, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP
Date: July 11, 2008	By:	/s/ Clark D. Wraight
Clark D. Wraight
Vice President